EXHIBIT 10.21.2
*Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment which has been filed separately with the SEC.
SECOND AMENDMENT TO OFFICE LEASE AGREEMENT
     THIS SECOND AMENDMENT TO OFFICE LEASE AGREEMENT (this “Amendment”) is entered into between 2525 WEST END, LLC, a Delaware limited liability company (“Landlord”), and CUMBERLAND PHARMACEUTICALS INC., a Tennessee corporation (“Tenant”), with reference to the following:
     A. Nashville Hines Development, LLC (predecessor-in-interest to Landlord) and Tenant entered into that certain Office Lease Agreement dated September 10, 2005; Landlord and Tenant entered into that certain First Amendment to Office Lease Agreement dated April 25, 2008 (as amended, the “Lease”) currently covering approximately 9,291 RSF on the ninth (9th) floor (the “Original Premises”) of 2525 West End Avenue, Nashville, Tennessee (the “Building”).
     B. Landlord and Tenant now desire to further amend the Lease as set forth below. Unless otherwise expressly provided in this Amendment, capitalized terms used in this Amendment shall have the same meanings as in the Lease.
     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:
1. Expansion Space. Landlord leases to Tenant and Tenant leases from Landlord: (a) approximately 14,477 additional RSF located on the ninth (9th) floor of the Building (the “Second Expansion Space”) as shown on the attached Exhibit “A”, which is incorporated into this Amendment for all purposes, and (b) approximately 1,755 additional RSF located on the ninth (9th) floor of the Building (the “Third Expansion Space”) as shown on the attached Exhibit “A”. The term “Premises” as used in the Lease means and includes approximately 25,523 RSF, being the sum of the RSF of the Original Premises (9,291 RSF), the Second Expansion Space and the Third Expansion Space. The lease of the Second Expansion Space and Third Expansion Space is subject to all of the terms and conditions of the Lease currently in effect, except as modified in this Amendment. Tenant acknowledges that it has no further expansion or preferential rights or options under the Lease.
2. Second Extension Period. The Term of the Lease for the entire Premises shall be extended until October 31, 2016. Tenant acknowledges that it has no further extension or renewal rights or options under the Lease except as set forth in Rider 1 attached to this Amendment.
3. Base Rental.
     (a) Commencing on April 1, 2010, and continuing through the Second Extension Period, Tenant shall, at the time and place and in the manner provided in the Lease, pay to Landlord as Base Rental for the Third Expansion Space the amounts set forth in the following rent schedule, plus any applicable tax thereon:

PERIOD	Rate	Monthly Base Rental
April 1, 2010 through May 31, 2010	$ [***]	$ [***]
June 1, 2010 through October 31, 2010	$ [***]	$ [***]

(b)	Notwithstanding anything in the Lease to the contrary, commencing on November 1, 2010, and continuing through the Second Extension Period, Tenant shall, at the time and place and in the manner provided in the Lease, pay to Landlord as Base Rental for the Original Premises, the Second Expansion Space and the Third Expansion Space the amounts set forth in the following rent schedule, plus any applicable tax thereon:

PERIOD	Rate	Monthly Base Rental
November 1, 2010 through December 31, 2011	$ [***]	$ [***]
January 1, 2012 through December 31, 2012	$ [***]	$ [***]
January 1, 2013 through December 31, 2013	$ [***]	$ [***]
January 1, 2014 through December 31, 2014	$ [***]	$ [***]
January 1, 2015 through December 31, 2015	$ [***]	$ [***]
January 1, 2016 through October 31, 2016	$ [***]	$ [***]
4. Additional Rent. Commencing on April 1, 2010 and continuing through the Second Extension Period, Tenant’s Additional Rental payable under Section 2.3 of the Lease shall be increased to take the Third Expansion Space into account, and commencing November 1, 2010 and continuing through the Second Extension Period, Tenant’s Additional Rental shall be increased to take the Second Expansion Space into account. Commencing on November 1, 2010, the Expense Stop for the entire Premises, refers to Landlord absorbing and being responsible for paying Operating Expenses (as defined in the Lease) during any calendar year to the extent such Operating Expenses are less than Nine and 45/100 Dollars ($9.45) per square foot of space in the Building leased to rent paying tenants as such term is used in Section 2.3(c) of the Lease.
5. Condition of the Second Expansion Space and Third Expansion Space.
     (a) Tenant accepts the Second Expansion Space in its “as-is” condition. Tenant acknowledges that Landlord has not undertaken to perform any modification, alteration or improvement to the Second Expansion Space. By taking possession of the Second Expansion Space, Tenant waives (i) any claims due to defects in the Second Expansion Space; and (ii) all express and implied warranties of suitability, habitability and fitness for any particular purpose. Tenant waives the right to terminate the Lease due to the condition of the Second Expansion Space.
     (b) Tenant accepts the Third Expansion Space in its “as-is” condition. Tenant acknowledges that Landlord has not undertaken to perform any modification, alteration or improvement to the Third Expansion Space. By taking possession of the Third Expansion Space, Tenant waives (i) any claims due to defects in the Third Expansion Space; and (ii) all express and implied warranties of suitability, habitability and fitness for any particular purpose. Tenant waives the right to terminate the Lease due to the condition of the Third Expansion Space.

6. Parking. In connection with the Second Expansion Space, Landlord hereby agrees to make available, or to cause the Garage Operator to make available, to Tenant (so long as Tenant shall continue to lease the Second Expansion Space) up to 58 permits (“Second Expansion Space Permits”) to park in the Kensington Parking Facility upon the terms and conditions set forth in Section 3.4 of the Lease. In connection with the Third Expansion Space, Landlord hereby agrees to make available, or to cause the Garage Operator to make available, to Tenant (so long as Tenant shall continue to lease the Third Expansion Space) up to 7 permits (“Third Expansion Space Permits”) to park in the Kensington Parking Facility upon the terms and conditions set forth in Section 3.4 of the Lease. Tenant shall pay as rental for the Second Expansion Space Permits and the Third Expansion Space Permits at the rate charged from time to time by Landlord (or the Garage Operator), in its sole and absolute discretion, plus any applicable taxes thereon. The current charge to Tenant for each Second Expansion Space Permit and Third Expansion Space Permit is $45.00 per month, plus any applicable taxes thereon.
7. Second Amendment Improvement Allowance. Tenant shall receive an improvement allowance in the amount of $[***] per RSF in the Original Premises and the Second Expansion Space (i.e., $[***], the “Second Amendment Improvement Allowance”) to be paid to Tenant within thirty (30) days after Tenant pays to Landlord the monthly Base Rental payment for November 1, 2010, provided that Tenant is not then in default under the Lease. The Second Amendment Improvement Allowance may be used for any costs relating to the Premises. However, Tenant shall not install any improvements which are not compatible with Landlord’s plans and specifications for the Building or which have not received prior written approval by Landlord or Landlord’s architect. Tenant agrees to comply with the terms of Section 5.1 of the Lease with respect to any Tenant work that is performed in the Premises.
8. Consent. This Amendment is subject to, and conditioned upon, any required consent or approval being unconditionally granted by Landlord’s mortgagee(s). If any such consent shall be denied, or granted subject to an unacceptable condition, this Amendment shall be null and void and the Lease shall remain unchanged and in full force and effect.
9. No Broker. Tenant represents and warrants that it has not been represented by any broker or agent in connection with the execution of this Amendment. Tenant shall indemnify and hold harmless Landlord and its designated property management, construction and marketing firms, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, members, representatives, insurers and agents from and against all claims (including costs of defense and investigation) of any broker or agent or similar party claiming by, through or under Tenant in connection with this Amendment.
10. Time of the Essence. Time is of the essence with respect to Tenant’s execution and delivery to Landlord of this Amendment. If Tenant fails to execute and deliver a signed copy of this Amendment to Landlord by 5:00 p.m. (in the city in which the Premises is located) on                     , 2010, this Amendment shall be deemed null and void and shall have no force or effect, unless otherwise agreed in writing by Landlord. Landlord’s acceptance, execution and return of this Amendment shall constitute Landlord’s agreement to waive Tenant’s failure to meet such deadline.

11. Miscellaneous. This Amendment shall become effective only upon full execution and delivery of this Amendment by Landlord and Tenant. This Amendment contains the parties’ entire agreement regarding the subject matter covered by this Amendment, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Amendment. Except as modified by this Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.
[Signatures to follow]

     LANDLORD AND TENANT enter into this Amendment as of the Effective Date (below).

LANDLORD:	2525 WEST END, LLC, a Delaware limited liability company

	By:	Cash Flow Asset Management, L.P.,
a Texas limited partnership, its sole manager

		By:	CFAM GP, L.L.C.,
a Texas limited liability company, its sole general partner

			By:	/s/ Daniel D. Dubrowski Name: Daniel D. Dubrowski
Title: Partner
Effective Date: March 2, 2010

TENANT:	CUMBERLAND PHARMACEUTICALS INC., a Tennessee corporation

	By:	/s/ A.J. Kazimi

Name: A.J. Kazimi
Title: Chief Executive Officer

EXHIBIT “A”
SECOND EXPANSION SPACE AND
THIRD EXPANSION SPACE

C
C.3
D
E
F
G
H
J
J.7
K
1
2
3
4
5
9A
9D
9C
9B
9A
CUMBERLAND 3RD EXPANSION
12,582 USF / 14,477 RSF
9C
CUMBERLAND 2ND EXPANSION
1,527 USF / 1,765 RSF
9B
CUMBERLAND 1ST EXPANSION
2,566 USF / 2,950 RSF
9D
CUMBERLAND INITIAL PREMISES
12,582 USF / 14,477 RSF
N
1"=25'-0"

HASTINGS ARCHITECTURE ASSOCIATES, L.L.C.

2525 WEST END

2525 WEST END
HINES

TENANT DIAGRAM
FLOOR #9

09.28.05 02897

OFFICE
L9-04

A-i

Rider One
OPTION TO EXTEND
     1. Renewal Period. Tenant may, at its option, extend the Second Extension Period (this “Option to Extend”) for one renewal period of six years (the “Renewal Period”) by written notice to Landlord (the “Renewal Notice”) given no earlier than 18 months nor later than 12 months prior to the expiration of the Second Extension Period, provided that at the time of such notice and at the commencement of such Renewal Period, (i) Tenant remains in occupancy of the entire Premises, and (ii) no uncured event of default exists under the Lease. The Base Rental payable during the Renewal Period shall be the Market Rental Rate (defined below) for the Premises. However, in no event shall the Base Rental for the Renewal Period be less than the Base Rental during the last year of the Second Extension Period. Except as provided in this Rider One all terms and conditions of the Lease shall continue to apply during the Renewal Period, except that Tenant shall have no further option to extend the Term.
     2. Acceptance. Within 30 days of the Renewal Notice, Landlord shall notify Tenant of the Base Rental for such Renewal Period (the “Rental Notice”). Tenant may accept the terms set forth in the Rental Notice by written notice (the “Acceptance Notice”) to Landlord given within 15 days after receipt of the Rental Notice. If Tenant timely delivers its Acceptance Notice, Tenant shall, within 15 days after receipt, execute a lease amendment confirming the Base Rental and other terms applicable during the Renewal Period. If Tenant fails timely to deliver its Acceptance Notice, then this Option to Extend shall automatically expire and be of no further force or effect. In addition, this Option to Extend is personal to Cumberland Pharmaceuticals Inc. and shall not be assignable to any other person or entity. Any assignment of the Lease or the subletting by Tenant of all or any portion of the Premises shall terminate this Option to Extend. Any assignment in violation of this paragraph is void and of no force or effect. Furthermore, this Option to Extend shall be voidable at Landlord’s election if (i) Tenant fails timely to execute and return the required lease amendment, or (ii) an uncured event of default exists under the Lease or Tenant fails to occupy the entire Premises at the commencement of the Renewal Period.
     3. Market Rental Rate. The “Market Rental Rate” is the rate (or rates) a willing tenant would pay and a willing landlord would accept for a comparable transaction (e.g., renewal, expansion, relocation, etc., as applicable, in comparable space and in a comparable building) as of the commencement date of the applicable term, neither being under any compulsion to lease and both having reasonable knowledge of the relevant facts, considering the highest and most profitable use if offered for lease in the open market with a reasonable period of time in which to consummate a transaction. In calculating the Market Rental Rate, all relevant factors will be taken into account, including the location and quality of the Building, lease term, amenities of the Building, condition of the space and any concessions and allowances commonly being offered by Landlord for comparable transactions in the Building. The parties agree that the best evidence of the Market Rental Rate will be the rate then charged for comparable transactions in the Building.

R-1-i